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THE SECURITY BENEFIT
GROUP OF COMPANIES
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SECURITY BENEFIT LIFE INSURANCE COMPANY                700 SW HARRISON ST.
SECURITY BENEFIT GROUP, INC.                           TOPEKA, KANSAS 66636-0001
SECURITY DISTRIBUTORS, INC.                            (785) 431-3000
SECURITY MANAGEMENT COMPANY, LLC


                          UNDERWRITER DEALER AGREEMENT


Dealer Name:

Security Distributors, Inc. ("we" or "us") invites you to participate in the distribution of shares of the Security Mutual Funds (the "Funds") for which we now or in the future serve as principal underwriter, subject to the terms of this Agreement. We will notify you from time to time of the Funds which are eligible for distribution and the terms of compensation under this Agreement. This Agreement supersedes any prior underwriter dealer agreements between us, as stated in paragraph 16 below.

 1.  LICENSING.

     (a) You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and are presently licensed to the extent necessary by the appropriate regulatory agency of each state in which you will offer and sell shares of the Funds. You agree that termination or suspension of such membership with the NASD, or of your license to do business by any state or federal regulatory agency, at any time shall terminate or suspend this Agreement forthwith and shall require you to notify us in writing of such action. This Agreement is in all respects subject to the Conduct Rules of the NASD which shall control any provision to the contrary in this Agreement.

     (b) You agree to notify us immediately in writing if at any time you are not a member in good standing of the Securities Investor Protection Corporation ("SIPC").

 2. SALES OF FUND SHARES. You may offer and sell shares of each Fund and class only at the public offering price which shall be applicable to, and in effect at the time of, each transaction. The procedures relating to all orders and the handling of them shall be subject to the terms of the then current prospectus and statement of additional information (hereafter, the "prospectus") and new account application, including amendments, for each such Fund, and our written instructions from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

 3.  DUTIES OF DEALER: IN GENERAL. You agree:

     (a) To act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds. You shall not have any authority to act as agent for the issuer (the Funds), for us, or for any other dealer in any respect, nor will you represent to any third party that you have such authority or are acting in such capacity.

     (b)  To purchase shares only from us or from your customers.

     (c) To enter orders for the purchase of shares of the Funds only from us and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

     (d) To maintain records of all sales and redemptions of shares made through you and to furnish us with copies of such records on request.

     (e) To distribute prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

     (f) That you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

     (g) That if any shares confirmed to you hereunder are repurchased or redeemed by any of the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us the full concession allowed to you on such orders. We shall forthwith pay to the appropriate Fund our share, if any, of the "charge" on the original sale and shall also pay to such Fund the refund from you as herein provided. We shall notify you of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

     (h) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which you ordered back to the Funds, in which latter case we may hold you responsible for any loss to the Funds or loss of profit suffered by us resulting from your failure to make payment as aforesaid. We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

     (i) That you shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to the Funds upon notification.

     (j) That if on a redemption which you have ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf to the Fund, in which latter case we may hold you responsible for any loss to the Fund or loss of profit suffered by us resulting from your failure to settle the redemption.

 4. CONDITIONAL ORDERS; CERTIFICATES. We will not accept from you any conditional orders for shares of any of the Funds. Delivery of certificates for shares purchased shall be made by the Funds only against constructive receipt of the purchase price, subject to deduction for your concession and our portion of the sales charges, if any, on such sale. No certificates will be issued unless specifically requested.

 5. DEALER COMPENSATION. On each purchase of shares by you from us, the total sales charges and your dealer concessions shall be as stated in each Fund's then current prospectus or SAI, subject to NASD rules and applicable state and federal laws. Such sales charges and dealer concessions are subject to reductions under a variety of circumstances as described in the Funds' prospectuses. For an investor to obtain these reductions, we must be notified at the time of the sale that the sale qualifies for the reduced charges. If you fail to notify us of the applicability of a reduction in the sales charge at the time the trade is placed, neither we nor any of the Funds will be liable for amounts necessary to reimburse any investor for the reduction which should have been effected.

 6. REDEMPTIONS. Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectuses. Except as permitted by applicable law, you agree not to purchase any shares from your customers at a price lower than the redemption or repurchase prices then computed by the Funds. You shall, however, be permitted to sell shares for the account of the record owner to the Funds at the repurchase price then currently in effect for such shares and may charge the owner a fair commission for handling the transaction.

 7. EXCHANGES. Telephone exchange orders will be effective only for uncertificated shares and may be subject to any fees or other restrictions set forth in the applicable prospectuses. You may charge the shareholder a fair commission for handling an exchange transaction. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of each Fund's prospectus. You will be obligated to comply with any additional exchange policies described in each Fund's prospectus.

 8. TRANSACTION PROCESSING. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to you if you so request. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely. Telephone orders will be effected at the price(s) next computed on the day they are received from you if, as set forth in each Fund's current prospectus, they are received prior to the time the price of its shares is calculated. Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be accompanied by payment in U.S. dollars. Orders payable by check must be drawn payable in the U.S. dollars on a U.S. bank, for the full amount of the investment.

 9. MULTIPLE CLASSES. We may from time to time provide to you written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares with different sales charges and distribution-related operating expenses. In addition, you will be bound by an applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of mutual funds offering multiple classes of shares.

10. RULES 12B-1 PLANS. You are also invited to participate in all Plans adopted by the Funds (the "Plan Funds") pursuant to Rule 12b-1 under the 1940 Act.

     To the extent you provide administrative and other services, including, but not limited to, furnishing personal and other services and assistance to your customers who own shares of a Plan Fund, answering routine inquiries regarding a Fund, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules or regulations, we shall pay you a Rule 12b-1 servicing fee. To the extent that you participate in the distribution of Fund shares which are eligible for a Rule 12b-1 distribution fee, we shall also pay you a Rule 12b-1 distribution fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of shares attributable to customers of your firm and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the Fund's then current prospectus or SAI. Without prior approval by a majority of the outstanding shares of a Fund, the aggregate annual fees paid to you pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in each Fund's prospectus, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as each Fund uses to compute its net assets as set forth in its effective Prospectus).

     We shall furnish to the Boards of Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Plan Funds' Directors, including such persons who are not interested persons of the Plan Funds and who have no financial interest in the Plans or any related agreement ("Rule 12b-1 Directors"). The Plans or the provisions of this Agreement relating to such Plans may be terminated at any time by the vote of a majority of the Plan Funds' Boards of Directors, including Rule 12b-1 Directors, or by a vote of a majority of the outstanding shares of the Plan Funds, on sixty (60) days' written notice, without payment of any penalty. The Plans or the provisions of this Agreement may also be terminated by any act that terminates the Distribution Agreement between us and the Plan Funds. In the event of the termination of the Plans for any reason, the provisions of this Agreement relating to the Plans will also terminate.

     Continuation of the Plans and provisions of this Agreement relating to such Plans are conditioned on Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors. Under Rule 12b-1, Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, Plan Funds are permitted to implement or continue Plans or the provisions of this Agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Boards of Directors are able to conclude that the Plans will benefit the Plan Funds. Absent such yearly determination the Plans and the provisions of this Agreement relating to the Plans must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. You agree to waive payment of any amounts payable to you by us under a Fund's Plan of Distribution pursuant to Rule 12b-1 until such time as we are in receipt of such fee from the Fund.

     The provisions of the Rule 12b-1 Plans between the Plan Funds and us, insofar as they relate to Plans, shall control over the provisions of this Agreement in the event of any inconsistency.

11. REGISTRATION OF SHARES. Upon request, we shall notify you of the states or other jurisdictions in which each Fund's shares are currently registered or qualified for sale to the public. We shall have no obligation to register or qualify, or to maintain registration or qualification of, Fund shares in any state or other jurisdiction. We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Fund shares or for the manner of sale of Fund shares. Except as stated in this paragraph, we shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by us in this Agreement shall be implied. Nothing in this Agreement, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

12. FUND INFORMATION. No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current prospectus or in materials issued by us as information supplemental to such prospectus. We will supply prospectuses, reasonable quantities of supplemental sale literature, sales bulletins, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country, having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by us in advance of such use. Such approval may be withdrawn by us in whole or in part upon notice to you, and you shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. You are not authorized to modify or translate any such materials without our prior written consent.

13. INDEMNIFICATION. You further agree to indemnify, defend and hold harmless us, the Funds, their officers, directors and employees from any and all losses, claims, liabilities and expenses arising out of (1) any alleged violation of any statute or regulations (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, in or related to the offer and sale by you of shares of the Funds pursuant to this Agreement (except to the extent that our negligence or failure to follow correct instructions received from you is the cause of such loss, claim, liability or expense), (2) any redemption or exchange pursuant to telephone instructions received from you or your agents or employees, or (3) the breach by you of any of the terms and conditions of this Agreement.

14. TERMINATION; SUCCESSION; AMENDMENT. Each party to this Agreement may cancel its participation in this Agreement by giving written notice to the other party. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party's Chief Legal Officers at the addresses shown herein or in the most recent NASD Manual. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of a dealer, will only be effective upon written notification by us. Unless terminated, this Agreement shall be binding upon each party's successors or assigns.
     This Agreement may be amended by us at any time by written notice to you and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such Amendment shall constitute your acceptance of such Amendment.

15. SETOFF; DISPUTE RESOLUTION. Should any of your concession accounts with us have debit balance, we may offset and recover the amount owed from any other account you have with us, without notice or demand to you. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the NASD or the American Arbitration Association. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction. This Agreement shall be construed in accordance with the laws of the State of Kansas, not including any provision which would require the general application of the law of another jurisdiction.

16. ACCEPTANCE; CUMULATIVE EFFECTIVE. This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted by you. If you have a current dealer agreement with us, your first trade or acceptance of payments from us after receipt of this Agreement, as it may be amended pursuant to paragraph 14, above, shall constitute your acceptance of its terms. Otherwise, your signature below shall constitute your acceptance of its terms.

SECURITY DISTRIBUTORS, INC.


By: _______________________________________
    Gregory J. Garvin, President
    700 Harrison, Topeka, Kansas 66636-0001
    Attention:  Chief Legal Officer (for legal notices only) (785) 431-3000


Dealer:  Please complete and sign this section and return the original to us.


Dealer:______________________________     NASD CRD #____________________________

By:    ______________________________     ______________________________________
                                                          Street
Name:  ______________________________
                                          ______________________________________
Title: ______________________________     City             State             Zip

Date:  ______________________________     Telephone_____________________________

SMC 52B (R8-00)